SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 21, 2008
LEXINGTON REALTY TRUST
(Exact Name of Registrant as Specified in Its Charter)

Maryland	1-12386	13-3717318

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
THE LEXINGTON MASTER LIMITED PARTNERSHIP
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-50268	11-3636084

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Penn Plaza, Suite 4015, New York, New York		10119-4015

(Address of Principal Executive Offices)		(Zip Code)
(212) 692-7200
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFT|R 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On November 24, 2008, The Lexington Master Limited Partnership (the “Partnership”), an operating partnership subsidiary of Lexington Realty Trust (the “Trust”), and the Trust entered into an Agreement and Plan of Merger pursuant to which the Partnership will be merged with and into the Trust. If the merger is consummated, each holder of a unit of limited partner interest in the Partnership will receive one share of beneficial interest in the Trust, par value $0.0001 per share, classified as common stock, which we refer to as a common share.
The Agreement and Plan of Merger has been approved by the Board of Trustees of the Trust and Lex GP-1 Trust, the general partner of the Trust and a wholly-owned subsidiary of the Trust.
Under the Agreement and Plan of Merger, the merger is subject to the approval of at least 50% of each class of units of limited partner interests in the Partnership, as well as the effectiveness of a Registration Statement on Form S-4 filed by the Trust with the Securities and Exchange Commission on November 24, 2008.
The parties have each made limited representations, warranties and covenants in the Agreement and Plan of Merger.
As of November 24, 2008, the record date for the special meeting of limited partners of the Partnership, Lex LP-1 Trust, a wholly-owned subsidiary of the Trust, held 15,500,000 Class A Partnership Common Units of limited partner interests of the Partnership, or 99.8% of the Class A Partnership Common Units outstanding, and 50,133,979 Special Voting Partnership Units of limited partner interest, or 88.8% of the Special Voting Partnership Units outstanding. Lex LP-1 Trust currently intends to vote its 65,633,979 units in favor of the merger. Accordingly, unless Lex GP-1 Trust, as general partner of the Partnership, withdraws its recommendation of, and votes against, the merger, approval of the merger is assured.
Attached as Exhibit 10.1 to this Current Report on Form 8-K, which we refer to as the Current Report, is a copy of the Agreement and Plan of Merger. The description of the Agreement and Plan of Merger does not purport to be complete and is qualified in its entirety by reference to the Agreement and Plan of Merger attached as an exhibit.

Item 8.01. Other Events.
Amended and Restated Dividend Reinvestment and Direct Share Purchase Plan
On November 21, 2008, the Trust revised its Dividend Reinvestment Plan pursuant to an Amended and Restated Dividend Reinvestment and Direct Share Purchase Plan, which we refer to as the Plan. The Plan (1) provides holders of the Trust’s common shares and holders of units of limited partner interests in any of the Trust’s four operating partnership subsidiaries a simple and convenient method to purchase common shares by reinvesting in common shares all of the dividends or distributions (as applicable) paid with respect to all of their common shares or units, and (2) permits anyone to make optional cash purchases of the Trust’s common shares in an economical and convenient manner directly from the Trust, subject to certain limitations.
The Board of Trustees of the Trust set a discount of 2.5% on the price of common shares purchased for reinvested under the dividend reinvestment component of the Plan. No discount is applicable to the price of common shares purchased under the direct share purchase component of the Plan.
Declaration of Dividends/MLP Merger
On November 25, 2008, the Trust announced that it declared a regular common share dividend/distribution for the quarter ended December 31, 2008 of $0.18 per common share/unit payable on January 15, 2009 to shareholders/unitholders of record on December 31, 2008.

The Trust also announced that its Board of Trustees has targeted a new annualized dividend of $0.72 per common share for 2009, beginning with the quarterly dividend announced above and subject to declaration of future dividends by its Board of Trustees and REIT distribution requirements.
Finally, as discussed in Item 1.01 above, the Trust announced that it intends to complete an inter-company merger of the Partnership with and into the Trust by the end of the year.
The foregoing descriptions are qualified in their entirety by reference to the press release issued November 25, 2008, which is attached as Exhibit 99.1 to this Current Report.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits
10.1	Agreement and Plan of Merger, dated as of November 24, 2008 (incorporated by reference from Annex A to the Proxy Statement/Prospectus forming a part of the Trust’s Registration Statement on Form S-4 (file no. 333-155634) filed with the Securities and Exchange Commission on November 24, 2008).

99.1	Press release issued November 25, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexington Realty Trust
Date: November 26, 2008	By:	/s/ T. Wilson Eglin
T. Wilson Eglin
Chief Executive Officer

The Lexington Master Limited Partnership
	By:	Lex GP-1 Trust, its general partner

Date: November 26, 2008	By:	/s/ T. Wilson Eglin
T. Wilson Eglin
President

Exhibit Index
10.1	Agreement and Plan of Merger, dated as of November 24, 2008 (incorporated by reference from Annex A to the Proxy Statement/Prospectus forming a part of the Trust’s Registration Statement on Form S-4 (file no. 333-155634) filed with the Securities and Exchange Commission on November 24, 2008).

99.1	Press release issued November 25, 2008.